Exhibit 99.1

February 6, 2019

Prudential Financial, Inc. Announces 2018 Results

●	Net income attributable to Prudential Financial for 2018 of $4.074 billion or $9.50 per Common share versus $7.863 billion or $17.86 per share for 2017.

●	After-tax adjusted operating income of $5.019 billion or $11.69 per Common share for 2018 versus $4.652 billion or $10.58 per share for 2017.

●

Fourth quarter 2018 net income attributable to Prudential Financial of $842 million or $1.99 per Common share versus $3.765 billion or $8.61 per share for the year-ago quarter. Fourth quarter 2017 net income included a benefit of $2.871 billion or $6.64 per Common share as a result of the Tax Cuts and Jobs Act.

●	Fourth quarter 2018 after-tax adjusted operating income of $1.035 billion or $2.44 per Common share versus $1.173 billion or $2.69 per share for the year-ago quarter.

●	Notable items for the current quarter resulted in a net charge to net income and after-tax adjusted operating income of $228 million or $0.54 per Common share, as discussed later in this release.

●

Today, the Company declared a quarterly dividend of $1.00 per share of Common stock, payable on March 14, 2019, to shareholders of record as of February 20, 2019, representing an increase of 11% over the prior year dividend level.

  Charles Lowrey, CEO, commented on results:

“We continued to generate meaningful value for our customers and grow our business. For the year, we increased adjusted earnings per share by 11% and adjusted book value per share by 8%. Our adjusted operating return on equity remained at the top end of our 12-13% target, and the fundamentals across our U.S. Financial Wellness, PGIM, and International businesses remained solid.

We maintained a strong capital position demonstrating resilience to equity market fluctuations, in particular during the fourth quarter. Our high level of cash flow generation enabled us to continue to invest in our businesses and return more than $3 billion to shareholders through dividends and share repurchases throughout the year.”

OTHER FINANCIAL HIGHLIGHTS ($ millions, except per share)	4Q:18	4Q:17
Book value per share of Common Stock	$116.34	$125.63
Adjusted book value per share of Common Stock	$96.06	$88.67

Common Stock share repurchases	$375	$313
Common Stock dividends	$377	$322
Common Stock dividends per share	$0.90	$0.75
Parent company highly liquid assets	$5,548	$4,376

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Prudential Financial, Inc. Fourth Quarter 2018 Earnings Release	Page 2

NOTABLE ITEMS ($ millions, pre-tax)	4Q:18	4Q:17
Notable Items included in Adjusted Operating Income:
Updated estimates of profitability driven by market performance versus assumptions	$(109)	$16
Returns on non-coupon investments and prepayment fees above / (below) average expectations	$(140)	$90
Underwriting experience above / (below) average expected gains	$(10)	$(45)
(Higher) / lower than typical expenses	$(30)	$(12)
Total Notable Items included in Adjusted Operating Income	$(289)	$49

NEWARK, N.J. – Prudential Financial, Inc. (NYSE: PRU) today reported year-end and fourth quarter 2018 results. Net income attributable to Prudential Financial, Inc., was $4.074 billion ($9.50 per Common share) for the year ended December 31, 2018, compared to $7.863 billion ($17.86 per Common share) for the year ended December 31, 2017. After-tax adjusted operating income was $5.019 billion ($11.69 per Common share) for 2018, compared to $4.652 billion ($10.58 per Common share) for 2017.

For the fourth quarter of 2018, net income attributable to Prudential Financial, Inc., was $842 million ($1.99 per Common share), compared to $3.765 billion ($8.61 per Common share) for the fourth quarter of 2017. After-tax adjusted operating income was $1.035 billion ($2.44 per Common share) for the fourth quarter of 2018, compared to $1.173 billion ($2.69 per Common share) for the fourth quarter of 2017.

Consolidated adjusted operating income, adjusted book value and adjusted operating return on equity are non-GAAP measures. These measures are discussed later in this press release under “Forward-Looking Statements and Non-GAAP Measures” and reconciliations to the most comparable GAAP measures are provided in the tables that accompany this release.

RESULTS OF ONGOING OPERATIONS

The Company’s ongoing operations include PGIM, U.S. Workplace Solutions, U.S. Individual Solutions, International Insurance, and Corporate & Other Operations. In the following segment-level discussion, adjusted operating income refers to pre-tax results.

PGIM

PGIM, the Company’s global investment management businesses, reported adjusted operating income of $243 million for the current quarter, compared to $306 million in the year-ago quarter.

PGIM ($ millions)	4Q:18	4Q:17
Adjusted operating income	$243	$306

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Prudential Financial, Inc. Fourth Quarter 2018 Earnings Release	Page 3

The decrease of $63 million from the year-ago quarter reflects a $67 million lower contribution from other related revenues, net of associated expenses, which amounted to $57 million for the current quarter. This decrease was partially offset by higher asset management fees, reflecting an increase in average assets under management.

PGIM assets under management of $1.161 trillion were $6 billion higher than the year-ago quarter driven by fixed income inflows partially offset by equity outflows and market depreciation. Unaffiliated third-party net outflows in the current quarter of $3.1 billion included a single institutional fixed income client outflow of $9 billion. Total PGIM net inflows in the current quarter were $9 billion.

U.S. Workplace Solutions

U.S. Workplace Solutions, consisting of the Retirement and Group Insurance segments, reported adjusted operating income of $249 million for the fourth quarter of 2018, compared to $313 million in the year-ago quarter.

RETIREMENT SEGMENT ($ millions)	4Q:18	4Q:17
Adjusted operating income	$216	$291
Notable items included above:
Returns on non-coupon investments and prepayment fees above / (below) average expectations	$(65)	$50
Underwriting experience above / (below) average expected gains	$5	$(10)

The Retirement segment reported adjusted operating income of $216 million for the current quarter, compared to $291 million in the year-ago quarter. Excluding the notable items above, results increased $25 million from the year-ago quarter reflecting a higher contribution from net investment spread results and an increase in underwriting gains from growth within our pension risk transfer business.

Retirement account values were $432 billion as of December 31, 2018, up 1% from a year earlier, reflecting positive net flows partially offset by market depreciation. Net flows in the current quarter of $6.2 billion included several pension risk transfer sales totaling $7.5 billion.

GROUP INSURANCE SEGMENT ($ millions)	4Q:18	4Q:17
Adjusted operating income	$33	$22
Notable items included above:
Returns on non-coupon investments and prepayment fees above / (below) average expectations	$(10)	$10
Underwriting experience above / (below) average expected gains	$5	$(10)

The Group Insurance segment reported adjusted operating income of $33 million in the current quarter, compared to $22 million in the year-ago quarter. Excluding the notable items above, results increased $16 million from the year-ago quarter reflecting more favorable underwriting results from business growth, partially offset by higher expenses.

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Prudential Financial, Inc. Fourth Quarter 2018 Earnings Release	Page 4

Group Insurance reported earned premiums, policy charges and fees of $1.3 billion in the current quarter, an increase of 6% from the year-ago quarter.

U.S. Individual Solutions

U.S. Individual Solutions, consisting of the Individual Annuities and Individual Life segments, reported adjusted operating income of $419 million for the fourth quarter of 2018, compared to $639 million in the year-ago quarter.

INDIVIDUAL ANNUITIES SEGMENT ($ millions)	4Q:18	4Q:17
Adjusted operating income	$445	$541
Notable items included above:
Impact from updated estimates of profitability driven by market performance versus assumptions	$(22)	$16
Returns on non-coupon investments and prepayment fees above / (below) average expectations	$(10)	$10

The Individual Annuities segment reported adjusted operating income of $445 million in the current quarter, compared to $541 million in the year-ago quarter. Excluding the notable items above, results decreased $38 million from the year-ago quarter reflecting lower policy fees, net of associated risk management and other related costs, driven by a decrease in average variable annuity account values. These decreases were partially offset by favorable hedging results and a greater contribution from net investment spread results.

Individual Annuities account values were $151 billion as of December 31, 2018, down 10% from a year earlier, driven by market depreciation and net outflows over the year. Individual Annuities gross sales were $2.2 billion in the current quarter, up 38% from the year-ago quarter, reflecting favorable customer reaction to pricing actions and sales of our fixed index annuity product which launched in the first quarter of 2018.

INDIVIDUAL LIFE SEGMENT ($ millions)	4Q:18	4Q:17
Adjusted operating income	$(26)	$98
Notable items included above:
Impact from updated estimates of profitability driven by market performance versus assumptions	$(62)	$0
Returns on non-coupon investments and prepayment fees above / (below) average expectations	$(10)	$5
Underwriting experience above / (below) average expected gains	$(25)	$(25)
(Higher) / lower than typical expenses	$(30)	$0

The Individual Life segment reported a loss, on an adjusted operating income basis, of $26 million for the current quarter, compared to income of $98 million in the year-ago quarter. Excluding the notable items above, results decreased $17 million from the year-ago quarter primarily reflecting a lower contribution from net investment spread results and the effects of the annual assumption review process on expected underwriting experience.

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Prudential Financial, Inc. Fourth Quarter 2018 Earnings Release	Page 5

Individual Life sales of $193 million in the current quarter were up 5% from the year-ago quarter, reflecting our product diversification strategy, resulting in higher other universal life and variable life sales partially offset by lower guaranteed universal life sales.

International Insurance

International Insurance, consisting of Life Planner Operations and Gibraltar Life & Other Operations, reported adjusted operating income of $736 million for the fourth quarter of 2018, compared to $777 million in the year-ago quarter.

LIFE PLANNER OPERATIONS ($ millions)	4Q:18	4Q:17
Adjusted operating income	$349	$383
Notable items included above:
Impact from updated estimates of profitability driven by market performance versus assumptions	$(25)	$0
Returns on non-coupon investments and prepayment fees above / (below) average expectations	$(20)	$15
Underwriting experience above / (below) average expected gains	$(5)	$0

The Life Planner Operations reported adjusted operating income of $349 million for the current quarter, compared to $383 million in the year-ago quarter. Excluding the notable items above, results increased $31 million from the year-ago quarter reflecting business growth partially offset by lower net investment spread results driven by low interest rates in Japan.

Life Planner Operations constant dollar basis sales of $319 million in the current quarter were up 12% from the year-ago quarter, driven by our Japanese operations reflecting a 6% growth in Life Planner count and higher sales of U.S. dollar-denominated products.

GIBRALTAR LIFE & OTHER OPERATIONS ($ millions)	4Q:18	4Q:17
Adjusted operating income	$387	$394
Notable items included above:
Returns on non-coupon investments and prepayment fees above / (below) average expectations	$(25)	$0
Underwriting experience above / (below) average expected gains	$10	$0

The Gibraltar Life & Other Operations reported adjusted operating income of $387 million for the current quarter, compared to $394 million in the year-ago quarter. Excluding the notable items above, results increased $8 million from the year-ago quarter reflecting business growth and a higher contribution from investment spread results driven by U.S. dollar-denominated product sales, partially offset by higher net expenses.

Gibraltar Life & Other Operations constant dollar basis sales of $327 million in the current quarter were down 7% from the year-ago quarter as competitive pressures in the bank channel offset growth in other channels.

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Prudential Financial, Inc. Fourth Quarter 2018 Earnings Release	Page 6

Corporate & Other Operations

Corporate & Other Operations reported a loss, on an adjusted operating income basis, of $329 million in the fourth quarter of 2018, compared to a loss of $463 million in the year-ago quarter.

CORPORATE & OTHER OPERATIONS ($ millions)	4Q:18	4Q:17
Adjusted operating income	$(329)	$(463)
Notable items included above:
(Higher) / lower than typical expenses	$0	$(12)

Excluding the notable items above, the $122 million lower loss from the year-ago quarter reflects lower net expenses in the current quarter, driven primarily by lower costs for employee benefit and compensation plans tied to Company stock and equity market returns.

ASSETS UNDER MANAGEMENT

Assets under management amounted to $1.377 trillion at December 31, 2018, compared to $1.394 trillion a year earlier.

NET INCOME AND INVESTMENT PORTFOLIO

Net income attributable to Prudential Financial, Inc. amounted to $842 million for the fourth quarter of 2018, compared to $3.765 billion for the year-ago quarter.

Current quarter net income includes $215 million of pre-tax net realized investment losses and related charges and adjustments. The foregoing net losses include net pre-tax losses of $465 million from products that contain embedded derivatives or guarantees and associated hedging activities, largely driven by the impact of widening credit spreads net of interest rate declines, net pre-tax losses of $310 million from general portfolio and related activities, and net pre-tax losses of $119 million from impairments and sales of credit-impaired investments. The foregoing losses were partially offset by pre-tax gains of $679 million primarily related to derivatives used in our capital hedge program and other risk management activities, including foreign currency and asset and liability duration management.

Net income for the current quarter reflects a pre-tax decrease of $277 million in recorded asset values and $228 million in recorded liabilities representing changes in value which are generally expected to ultimately accrue to contractholders. These changes primarily represent mark-to-market adjustments.

Net income for the current quarter also reflects pre-tax income of $11 million from Divested and Run-off Businesses.

Net income for the year-ago quarter included a tax benefit of $2.871 billion related to the enactment of the Tax Cuts and Jobs Act driven by the remeasurement of net deferred tax liabilities arising from a lower U.S. corporate tax rate and the adoption of a territorial tax system, partially offset by the deemed repatriation of unremitted earnings of foreign subsidiaries. The year-ago quarter net income also included $581 million of pre-tax net realized investment losses and related charges and adjustments. The foregoing net losses include net pre-tax losses of $500 million primarily related to derivatives used for risk management including foreign currency and asset and liability duration management and other risk mitigation activities, net pre-tax losses of $332 million from products that contain embedded derivatives or guarantees and associated hedging activities, largely driven by the impact of tightening credit spreads on our risk of non-performance, and

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Prudential Financial, Inc. Fourth Quarter 2018 Earnings Release	Page 7

$87 million from impairments and sales of credit-impaired investments. The foregoing losses were partially offset by net pre-tax gains of $338 million from general portfolio and related activities.

FORWARD-LOOKING STATEMENTS AND NON-GAAP MEASURES

Certain of the statements included in this release constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. Prudential Financial, Inc.’s actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in Prudential Financial, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Prudential Financial, Inc. does not undertake to update any particular forward-looking statement included in this document.

Consolidated adjusted operating income, adjusted book value and adjusted operating return on equity are non-GAAP measures. Reconciliations to the most directly comparable GAAP measures are included in this release.

Adjusted operating income is the measure used by the Company to evaluate segment performance and to allocate resources. Adjusted operating income excludes “Realized investment gains (losses), net,” as adjusted, and related charges and adjustments. A significant element of realized investment gains and losses are impairments and credit-related and interest rate-related gains and losses. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to our discretion and influenced by market opportunities as well as our tax and capital profile.

Realized investment gains (losses) within certain of our businesses for which such gains (losses) are a principal source of earnings, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments are included in adjusted operating income. Adjusted operating income generally excludes realized investment gains and losses from products that contain embedded derivatives, and from associated derivative portfolios that are part of an asset-liability management program related to the risk of those products. However, the effectiveness of our hedging program will ultimately be reflected in adjusted operating income over time. Adjusted operating income also excludes gains and losses from changes in value of certain assets and liabilities relating to foreign currency exchange movements that have been economically hedged or considered part of our capital funding strategies for our international subsidiaries, as well as gains and losses on certain investments that are designated as trading. Additionally, adjusted operating income excludes the changes in fair value of equity securities that are recorded in net income beginning on January 1, 2018 as a result of the adoption of ASU 2016-01.

Adjusted operating income also excludes investment gains and losses on assets supporting experience-rated contractholder liabilities and changes in experience-rated contractholder liabilities due to asset value changes, because these recorded changes in asset and liability values are expected to ultimately accrue to contractholders. In addition, adjusted operating income excludes the results of divested businesses, which are not relevant to our ongoing operations. Discontinued operations and earnings attributable to noncontrolling interests, each of which is presented as a separate component of net income under GAAP, are also excluded from adjusted operating income. The tax effect associated with pre-tax adjusted operating income is based on applicable IRS and foreign tax regulations inclusive of pertinent adjustments.

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Prudential Financial, Inc. Fourth Quarter 2018 Earnings Release	Page 8

Adjusted book value is calculated as total equity (GAAP book value) excluding accumulated other comprehensive income (loss), the cumulative effect of foreign currency exchange rate remeasurements and currency translation adjustments corresponding to realized investment gains and losses, and as of December 31, 2017 certain deferred taxes resulting from the change in the U.S. tax rate enacted with the Tax Cuts and Jobs Act. These items are excluded in order to highlight the book value attributable to our core business operations separate from the portion attributable to external and potentially volatile capital and currency market conditions.

Adjusted operating return on equity is equal to the annualized year-to-date after-tax adjusted operating income divided by the average adjusted book value. Return on equity based on GAAP balances is calculated using after-tax net income and equity.

We believe that our use of these non-GAAP measures helps investors understand and evaluate the Company’s performance and financial position. The presentation of adjusted operating income as we measure it for management purposes enhances the understanding of the results of operations by highlighting the results from ongoing operations and the underlying profitability of our businesses. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of the items described above. Adjusted book value augments the understanding of our financial position by providing a measure of net worth that is primarily attributable to our business operations separate from the portion that is affected by capital and currency market conditions, and by isolating the accounting impact associated with insurance liabilities that are generally not marked to market and the supporting investments that are marked to market through accumulated other comprehensive income under GAAP. Adjusted return on equity is a useful measure of the operating return the Company achieves in relation to the capital available to our businesses. However, these non-GAAP measures are not substitutes for income, equity and return on equity determined in accordance with GAAP, and the adjustments made to derive these measures are important to an understanding of our overall results of operations and financial position. The schedules accompanying this release provide reconciliations of non-GAAP measures with the corresponding measures calculated using GAAP. Additional historic information relating to our financial performance is located on our website at www.investor.prudential.com.

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Prudential Financial, Inc. Fourth Quarter 2018 Earnings Release	Page 9

EARNINGS CONFERENCE CALL

Members of Prudential’s senior management will host a conference call on Thursday, February 7, 2019, at 11 a.m. ET, to discuss with the investment community the Company’s fourth quarter results. The conference call and an accompanying slide presentation will be broadcast live over the Company’s Investor Relations website at www.investor.prudential.com. Please log on 15 minutes early in the event necessary software needs to be downloaded. The call will remain on the Investor Relations website for replay through February 22. Institutional investors, analysts, and other members of the professional financial community are invited to listen to the call and participate in Q&A by dialing (877) 777-1971 (domestic callers) or (612) 332-0226 (international callers). All others are encouraged to dial into the conference call in listen-only mode, using the same numbers. To listen to a replay of the conference call starting at 2 p.m. on February 7, through February 14, dial (800) 475-6701 (domestic callers) or (320) 365-3844 (international callers). The access code for the replay is 458812.

Prudential Financial, Inc. (NYSE: PRU), a financial services leader with more than $1 trillion of assets under management as of December 31, 2018, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees are committed to helping individual and institutional customers grow and protect their wealth through a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds and investment management. In the U.S., Prudential’s iconic Rock symbol has stood for strength, stability, expertise and innovation for more than a century. For more information, please visit news.prudential.com.

MEDIA CONTACT: Bill Launder, (973) 802-8760, bill.launder@prudential.com

Financial Highlights

(in millions, unaudited)

	Three Months Ended December 31		Year Ended December 31
	2018	2017	2018	2017
Income Statement Data:
Net income attributable to Prudential Financial, Inc.	$842	$3,765	$4,074	$7,863
Income attributable to noncontrolling interests	7	100	14	111

Net income	849	3,865	4,088	7,974

Less: Earnings attributable to noncontrolling interests	7	100	14	111

Income attributable to Prudential Financial, Inc.	842	3,765	4,074	7,863

Less: Equity in earnings of operating joint ventures, net of taxes and earnings attributable to noncontrolling interests	7	(109)	62	(62)

Income (after-tax) before equity in earnings of operating joint ventures	835	3,874	4,012	7,925

Less: Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	(215)	(581)	303	(58)
Investment gains (losses) on assets supporting experience-rated contractholder liabilities, net	(277)	6	(863)	336
Change in experience-rated contractholder liabilities due to asset value changes	228	37	710	(151)
Divested and Run-off Businesses:
Closed Block Division	(40)	(4)	(62)	45
Other Divested and Run-off Businesses	51	(13)	(1,535)	38
Equity in earnings of operating joint ventures and earnings attributable to noncontrolling interests	(12)	99	(87)	33

Total reconciling items, before income taxes	(265)	(456)	(1,534)	243

Less: Income taxes, not applicable to adjusted operating income	(65)	(3,157)	(527)	(3,030)

Total reconciling items, after income taxes	(200)	2,701	(1,007)	3,273

After-tax adjusted operating income (1)	1,035	1,173	5,019	4,652

Income taxes, applicable to adjusted operating income	283	399	1,349	1,592

Adjusted operating income before income taxes (1)	$1,318	$1,572	$6,368	$6,244

See footnotes on last page.

Financial Highlights

(in millions, except per share data, unaudited)

	Three Months Ended December 31		Year Ended December 31
	2018	2017	2018	2017
Earnings per share of Common Stock (diluted):

Net income attributable to Prudential Financial, Inc.	$1.99	$8.61	$9.50	$17.86
Less: Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	(0.51)	(1.34)	0.71	(0.13)
Investment gains (losses) on assets supporting experience-rated contractholder liabilities, net	(0.66)	0.01	(2.02)	0.77
Change in experience-rated contractholder liabilities due to asset value changes	0.54	0.09	1.67	(0.35)
Divested and Run-off Businesses:
Closed Block Division	(0.09)	(0.01)	(0.15)	0.10
Other Divested and Run-off Businesses	0.12	(0.03)	(3.60)	0.09
Difference in earnings allocated to participating unvested share-based payment awards	0.01	(0.07)	0.03	(0.09)

Total reconciling items, before income taxes	(0.59)	(1.35)	(3.36)	0.39
Less: Income taxes, not applicable to adjusted operating income	(0.14)	(7.27)	(1.17)	(6.89)

Total reconciling items, after income taxes	(0.45)	5.92	(2.19)	7.28

After-tax adjusted operating income	$2.44	$2.69	$11.69	$10.58

Weighted average number of outstanding Common shares (basic)	412.7	423.7	417.6	427.0

Weighted average number of outstanding Common shares (diluted)	421.2	432.7	426.2	436.0

Earnings calculation, per share of Common Stock:

Net income attributable to Prudential Financial, Inc.	$842	$3,765	$4,074	$7,863
Earnings related to interest, net of tax, on exchangeable surplus notes	5	4	21	17
Less: Earnings allocated to participating unvested share-based payment awards	10	44	47	94

Net income attributable to Prudential Financial, Inc. for earnings per share of Common Stock calculation	$837	$3,725	$4,048	$7,786

After-tax adjusted operating income (1)	$1,035	$1,173	$5,019	$4,652
Earnings related to interest, net of tax, on exchangeable surplus notes	5	4	21	17
Less: Earnings allocated to participating unvested share-based payment awards	13	14	58	56

After-tax adjusted operating income for earnings per share of Common Stock calculation (1)	$1,027	$1,163	$4,982	$4,613

Prudential Financial, Inc. Equity (as of end of period):
GAAP book value (total PFI equity) at end of period (6)	$48,617	$54,236
Less: Accumulated other comprehensive income (AOCI)	10,906	17,074

GAAP book value excluding AOCI (6)	37,711	37,162
Less: Cumulative effect of foreign exchange rate remeasurement and currency translation adjustments corresponding to realized gains/losses	(2,344)	(969)

Adjusted book value (6)	40,055	38,131
Number of diluted shares at end of period (2)	422.2	435.7

GAAP book value per Common share - diluted (3)(6)	116.34	125.63
GAAP book value excluding AOCI per share - diluted (3)(6)	90.50	86.44
Adjusted book value per Common share - diluted (3)(6)	96.06	88.67

Adjusted operating income before income taxes, by Segment (1):
PGIM	$243	$306	$959	$979

Total PGIM Division	243	306	959	979

Retirement	216	291	1,049	1,244
Group Insurance	33	22	229	253

Total U.S. Workplace Solutions Division	249	313	1,278	1,497

Individual Annuities	445	541	1,925	2,198
Individual Life	(26)	98	223	(191)

Total U.S. Individual Solutions Division	419	639	2,148	2,007

International Insurance	736	777	3,266	3,198

Total International Insurance Division	736	777	3,266	3,198

Corporate and Other operations	(329)	(463)	(1,283)	(1,437)

Adjusted operating income before income taxes	1,318	1,572	6,368	6,244

Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	(215)	(581)	303	(58)
Investment gains (losses) on assets supporting experience-rated contractholder liabilities, net	(277)	6	(863)	336
Change in experience-rated contractholder liabilities due to asset value changes	228	37	710	(151)
Divested and Run-off Businesses:
Closed Block Division	(40)	(4)	(62)	45
Other Divested and Run-off Businesses	51	(13)	(1,535)	38
Equity in earnings of operating joint ventures and earnings attributable to noncontrolling interests	(12)	99	(87)	33

Total reconciling items, before income taxes	(265)	(456)	(1,534)	243

Income before income taxes and equity in earnings of operating joint ventures for Prudential Financial, Inc.	$1,053	$1,116	$4,834	$6,487

See footnotes on last page.

Financial Highlights

(in millions, or as otherwise noted, unaudited)

	Three Months Ended December 31		Year Ended December 31
	2018	2017	2018	2017
PGIM Division:

PGIM Segment:
Assets managed by PGIM (in billions, as of end of period):
Institutional customers	$493.5	$489.5
Retail customers	240.1	245.6
General account	427.8	420.2

Total PGIM	$1,161.4	$1,155.3

Institutional Customers - Assets Under Management (in billions):
Gross additions, other than money market	$18.9	$16.2	$75.1	$65.2

Net additions (withdrawals), other than money market	$(0.5)	$(0.1)	$14.1	$11.6

Retail Customers - Assets Under Management (in billions):
Gross additions, other than money market	$14.1	$14.0	$53.0	$49.7

Net additions (withdrawals), other than money market	$(2.6)	$1.5	$(0.4)	$4.1

U.S. Workplace Solutions Division:

Retirement Segment:

Full Service:

Deposits and sales	$6,639	$6,832	$33,116	$29,527

Net additions (withdrawals)	$697	$(371)	$6,686	$4,716

Total account value at end of period	$231,669	$234,616

Institutional Investment Products:

Gross additions	$8,843	$10,267	$21,310	$21,630

Net additions	$5,519	$4,825	$5,901	$4,224

Total account value at end of period	$200,759	$194,492

Group Insurance Annualized New Business Premiums (4):
Group life	$24	$22	$376	$287
Group disability	13	12	183	153

Total	$37	$34	$559	$440

U.S. Individual Solutions Division:

Fixed and Variable Annuity Sales and Account Values:
Gross sales	$2,238	$1,618	$8,270	$5,894

Net redemptions	$(675)	$(1,134)	$(3,418)	$(3,927)

Total account value at end of period	$151,080	$168,626

Individual Life Insurance Annualized New Business Premiums (4):
Term life	$55	$53	$213	$213
Guaranteed universal life	29	32	97	156
Other universal life	51	43	150	125
Variable life	58	55	163	130

Total	$193	$183	$623	$624

International Insurance Division:

International Insurance Annualized New Business Premiums (4)(5):
Actual exchange rate basis	$642	$645	$2,740	$2,986

Constant exchange rate basis	$646	$639	$2,731	$2,972

See footnotes on last page.

Financial Highlights

(in billions, as of end of period, unaudited)

	Three Months Ended December 31
	2018	2017
Assets and Asset Under Management Information:

Total assets (6)	$815.1	$832.1

Assets under management (at fair market value):
PGIM Division	1,161.4	1,155.3
U.S. Workplace Solutions Division	86.1	88.5
U.S. Individual Solutions Division	100.4	119.8
International Insurance Division	29.4	30.0

Total assets under management	1,377.3	1,393.6
Client assets under administration	233.3	213.6

Total assets under management and administration	$1,610.6	$1,607.2

See footnotes on last page.

(1)

Adjusted operating income is a non-GAAP measure of performance. See FORWARD-LOOKING STATEMENTS AND NON-GAAP MEASURES within the earnings release for additional information. Adjusted operating income, when presented at the segment level, is also a segment performance measure. This segment performance measure, while not a traditional U.S. GAAP measure, is required to be disclosed by U.S. GAAP in accordance with FASB Accounting Standard Codification (ASC) 280 – Segment Reporting. When presented by segment, we have prepared the reconciliation of adjusted operating income to the corresponding consolidated U.S. GAAP total in accordance with the disclosure requirements as articulated in ASC 280.

(2)

Diluted shares as of December 31, 2018 and 2017 include 6.09 million shares and 5.88 million shares, respectively, due to the dilutive impact of conversion of exchangeable surplus notes (“ESNs”) when book value per common share (i.e., book value per common share, book value excluding AOCI per share and adjusted book value per common share) is greater than $82.16 and $85.00, respectively.

(3)

The exchangeable surplus notes are subject to customary antidilution adjustments and the exchange rate is accordingly revalued in the fourth quarter of each year. In order to calculate book value per common share as of December 31, 2018 and 2017, equity is increased by $500 million and diluted shares include 6.09 million shares and 5.88 million shares, respectively, reflecting the dilutive impact of ESNs when book value per common share is greater than $82.16 and $85.00, respectively.

(4)

Premiums from new sales are expected to be collected over a one-year period. Group insurance annualized new business premiums exclude new premiums resulting from rate changes on existing policies, from additional coverage issued under our Servicemembers’ Group Life Insurance contract, and from excess premiums on group universal life insurance that build cash value but do not purchase face amounts. Group insurance annualized new business premiums include premiums from the takeover of claim liabilities. Excess (unscheduled) and single premium business for the company’s domestic individual life and international insurance operations are included in annualized new business premiums based on a 10% credit.

(5)

Actual amounts reflect the impact of currency fluctuations. Constant amounts reflect foreign denominated activity translated to U.S. dollars at uniform exchange rates for all periods presented, including Japanese yen 111 per U.S. dollar and Korean won 1,150 per U.S. dollar. U.S. dollar-denominated activity is included based on the amounts as transacted in U.S. dollars.

(6)

In the first quarter of 2018, the Company eliminated the one-month reporting lag for balance sheet and results of operations of Gibraltar Life Insurance Company, Ltd. (“Gibraltar Life”) consolidated operations. As a result, prior period amounts include an increase resulting from the elimination of Gibraltar Life’s one-month reporting lag.